Exhibit 2

Lock-Up Agreement

            , 2010

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park New York,

New York 10036

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

Re:	Proposed Public Offering by American Assets Trust, Inc.

Dear Sirs:

The undersigned, a stockholder and/or an officer and/or director of American Assets Trust, Inc., a Maryland corporation (the “Company”) and/or a holder of common units of partnership interest (the “Units”) in American Assets Trust, LP, a Maryland limited partnership and operating subsidiary of the Company (the “Operating Partnership”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Wells Fargo Securities, LLC (“Wells Fargo”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and each of the other Underwriters named in Schedule A to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”), for whom Merrill Lynch, Wells Fargo and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Operating Partnership, providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that the Public Offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company and/or as a holder of Units in the Operating Partnership, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during a period of 365 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the

Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives:

(i)	if the undersigned is a director or executive officer of the Company, pursuant to the establishment by the undersigned of a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act, provided that no sales or other dispositions may occur under such plans until the expiration of the Lock-Up Period; or

(ii)	as a bona fide gift or gifts or other dispositions by will or intestacy; or

(iii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv)	to an immediate family member, a partnership or limited liability company solely for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned; or

(v)	to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or an order of a court of competent jurisdiction; or

(vi)	as a distribution to limited partners, limited liability company members or stockholders of the undersigned; or

(vii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(viii)	to the Company upon termination of the undersigned’s employment with the Company; or

(ix)	to pay the exercise price of options to purchase Common Stock pursuant to the cashless exercise feature of such options; or

(x)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) through (ix) above; or

(xi)	dispositions or transfers made to an escrow account by the undersigned, or from an escrow account to the Company, one or more of its subsidiaries or any other party identified by the undersigned in the Formation Transaction Documents (as defined in the Underwriting Agreement), in connection with the operation of any pledge arrangements set forth in the Formation Transaction Documents relating to any indemnification obligations of the undersigned under the Formation Transaction Documents, provided that, in each case, (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers or other actions are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market after completion of the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 365-day Lock-Up Period, the Representatives may extend, by written notice to the Company, the restrictions imposed by this lock-up agreement until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 365-day Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 365-day Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature Page Follows]

Very truly yours,

Signature:

Print Name: